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                                                                    EXHIBIT 99.2

                                   APPENDIX 1
                           TO THE PLAN OF ARRANGEMENT

                           PROVISIONS ATTACHING TO THE
                               EXCHANGEABLE SHARES

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1
                                 INTERPRETATION

1.1  For the purposes of these share provisions:

     "AFFILIATE" has the meaning ascribed thereto in the OBCA.

     "ARRANGEMENT" means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which Plan of Arrangement these share provisions are attached as Appendix 1 and which Plan of Arrangement (other than Appendix 1 thereto) is attached to these share provisions as Exhibit A.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "BUSINESS DAY" means any day on which commercial banks are open for business in Toronto, Ontario and Chicago, Illinois other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under applicable laws or in Chicago, Illinois under applicable laws.

     "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date the product obtained by multiplying:

     (a)  the Foreign Currency Amount; by

     (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be determined by the Board of Directors to be appropriate for such purpose.

     "COMBINATION AGREEMENT" means the combination agreement dated as of March 12, 2002 between Parent and the Company, as further amended, supplemented and/or restated in accordance with its terms prior to the Effective Date, providing for, among other things, the Arrangement.

     "COMMON SHARES" means the common shares in the capital of the Company.

     "COMPANY" means Delano Technology Corporation, a corporation existing under the OBCA.

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     "CURRENT MARKET PRICE" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the Nasdaq or, if the Parent Common Shares are not then quoted on the Nasdaq, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "DEPOSITARY" means any trust company in Canada selected by the Company for purposes of holding some or all of the total Liquidation Amount or total Redemption Price in accordance with Article 5 or 7, respectively.

     "DIRECTOR" means the Director appointed pursuant to section 278 of the OBCA.

     "DIVIDEND AMOUNT" means an amount equal to the full amount of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Parent from such holder.

     "EFFECTIVE DATE" means the date shown on the certificate of arrangement to be issued by the Director giving effect to the Arrangement.

     "EXCHANGE RATIO" has the meaning ascribed thereto in the Plan of Arrangement.

     "EXCHANGEABLE SHARE SUPPORT AGREEMENT" means the Exchangeable Share Support Agreement made between Parent and the Company substantially in the form and content of Exhibit D to the Combination Agreement, as amended pursuant to the terms of the Exchangeable Share Support Agreement.

     "EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement.

     "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein.

     "EXEMPT EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of

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     such change would be required to maintain the economic equivalence of the
     Exchangeable Shares and the Parent Common Shares.

     "GOVERNMENTAL ENTITY" means any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule-or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange.

     "HOLDER" means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Exchangeable Shares.

     "ITA" means INCOME TAX ACT (Canada), as amended.

     "LIQUIDATION AMOUNT" has the meaning ascribed thereto in section 5.1 of these share provisions.

     "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "LIQUIDATION DATE" has the meaning ascribed thereto in section 5.1 of these share provisions.

     "NASDAQ" means the Nasdaq National Market or its successor.

     "OBCA" means the BUSINESS CORPORATIONS ACT (Ontario), as amended from time to time.

     "PARENT" means divine, Inc. a corporation existing under the laws of Delaware.

     "PARENT CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "PARENT COMMON SHARE" means a share of Class A common stock in the capital of Parent and any other securities into which such shares may be changed and, in the event of any transaction described in Section 11.3, the corresponding shares in the capital of Parent Successor.

     "PARENT CONTROL TRANSACTION" means any merger, amalgamation, arrangement, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Parent, or any proposal to do so.

     "PARENT DIVIDEND DECLARATION DATE" means the date on which the board of directors of Parent declares any dividend on the Parent Common Shares.

     "PERSON" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of the Company under section 182 of the OBCA, which plan of arrangement (other than Appendix 1) is attached to these share provisions as Exhibit A, and any amendments or

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     variations thereto made in accordance with the Plan of Arrangement or made at the direction of the Court.

     "PURCHASE PRICE" has the meaning ascribed thereto in section 6.3 of these share provisions.

     "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Plan of Arrangement.

     "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares (other than any such shares then held by Parent or an Affiliate of Parent) pursuant to Article 7 of these share provisions, which date shall be no earlier than the third anniversary of the Effective Date, unless:

     (a) at any time after the first anniversary of the Effective Date, there are fewer than - [INSERT NUMBER CALCULATED AS 30% OF THE EXCHANGEABLE SHARES (AS DETERMINED AS AT THE EFFECTIVE DATE)] outstanding (other than Exchangeable Shares held by Parent and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date as they may determine, upon at least 60 days' prior written notice to the holders of the Exchangeable Shares and the Trustee;

     (b) at any time, there are fewer than - [INSERT NUMBERS CALCULATED AS 10% OF THE EXCHANGEABLE SHARES (AS DETERMINED AS AT THE EFFECTIVE DATE)] outstanding (other than Exchangeable Shares held by Parent and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date as it may determine, upon at least 60 days' prior written notice to the holders of the Exchangeable Shares and the Trustee;

     (c) a Parent Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that the Parent Control Transaction involves a BONA FIDE third party and is not for the primary purpose of causing the occurrence of a Redemption Date and that the redemption

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          of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Parent Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days' prior written notice to the holders of the Exchangeable Shares as the Trustee and the Board of Directors may determine to be reasonably practicable in such circumstances;

     (d) an Exchangeable Share Voting Event is proposed and (i) the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be BONA FIDE and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, and (ii) the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action; or

     (e) an Exempt Exchangeable Share Voting Event is proposed and the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action, provided, however, that the failure or omission to give any notice of redemption under clauses (a), (b), (c), or (d) above to less than 20% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

     "REDEMPTION PRICE" has the meaning ascribed thereto in section 7.1 of these share provisions.

     "RETRACTED SHARES" has the meaning ascribed thereto in section 6.1(a) of these share provisions.

     "RETRACTION CALL NOTICE" has the meaning ascribed thereto in section 6.3 of these share provisions.

     "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section 6.1(c) of these share provisions.

     "RETRACTION DATE" has the meaning ascribed thereto in section 6.1(b) of these share provisions.

     "RETRACTION PRICE" has the meaning ascribed thereto in section 6.1 of these share provisions.

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     "RETRACTION REQUEST" has the meaning ascribed thereto in section 6.1 of these share provisions.

     "TRANSFER AGENT" means [- ] or such other Person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares.

     "TRUSTEE" means the trustee chosen by Parent, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

     "VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement made among Parent, the Company and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit E to the Combination Agreement, as amended pursuant to the terms of the Voting and Exchange Trust Agreement.

                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of all dividends provided for in Article 3 of these share provisions and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend on each Exchangeable Share:

     (a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Exchangeable Share equal to and in the currency of or the Canadian Dollar Equivalent of the cash dividend declared on each Parent Common Share on the Parent Dividend Declaration Date;

     (b) in the case of a stock dividend declared on the Parent Common Shares to be paid in Parent Common Shares, by the issue by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share unless in lieu of such stock dividend the Company elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with section 3.5 hereof) subdivision of the outstanding Exchangeable Shares; or

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     (c)  in the case of a dividend declared on the Parent Common Shares in property other than cash or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5 hereof) the type and amount of property declared as a dividend on each Parent Common Share.

     Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, or through the subdivision of outstanding Exchangeable Shares, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this section 3.1.

3.2 Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1(c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of section 3.1 hereof, and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

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     (a)  in the case of any stock dividend or other distribution payable in
          Parent Common Shares, the number of such shares issued as a result of such dividend or distribution in proportion to the number of Parent Common Shares previously outstanding;

     (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Parent Common Share;

     (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in section 3.5(b) hereof, any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the Current Market Price of a Parent Common Share;

     (d) in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

     (e) in all such cases, the general taxation consequences of the relevant event to beneficial owners of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to such owners determined as if they owned Parent Common Shares at the relevant time as a result of differing tax treatment under the laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates or the fact that Exchangeable Shares will not be listed on any stock exchange and without regard to the individual circumstances of beneficial owners of Exchangeable Shares).

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

     (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

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     (b)  redeem or purchase or make any capital distribution in respect of
          Common Shares or any other shares ranking junior to the Exchangeable Shares;

     (c) redeem or purchase any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidating distribution; or

     (d) issue any Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the Exchangeable Shares other than pursuant to a shareholders rights plan adopted by the Company or by way of stock dividends to the holders of such Exchangeable Shares.

The restrictions in this Section 4.1 shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid on the Parent Common Shares shall have been declared and paid on the Exchangeable Shares.

                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, subject to the exercise by Parent of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution or winding-up or other distribution, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "LIQUIDATION AMOUNT") equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Company delivering or causing to be delivered to such holder one Parent Common Share, and (ii) an amount equal to all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2 On or promptly after the Liquidation Date, and provided the Liquidation Call Right has not been exercised by Parent, the Company shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Company and such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by transferring or causing to be transferred to each holder the Parent Common Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Company for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Company or at any office of the Transfer Agent as may be

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     specified by the Company by notice to the holders of Exchangeable Shares, on behalf of the Company certificates representing Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of the remaining portion, if any, of the total Liquidation Amount (in each case, less any amounts withheld on account of tax pursuant to section 13.3). On and after the Liquidation Date, each holder of Exchangeable Shares shall cease to be a holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive its proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited with, the Depositary the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Depositary as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, without interest, (in each case less any amounts withheld on account of tax pursuant to section 13.3) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the Depositary on their behalf.

5.3 After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.

                                    ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Parent of the Retraction Call Right and otherwise upon compliance with, and subject to, the provisions of this Article 6, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Retraction Date (the "RETRACTION PRICE"), which shall be satisfied in full by the Company delivering or causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder, and (ii) on the designated payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any

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     dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Company and such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

     (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Company;

     (b) stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than 7 Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 10th Business Day after the date on which the Retraction Request is received by the Company;

     (c) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of Parent to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Parent in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 hereof; and

     (d) stating whether the holder is a resident or non-resident of Canada for the purposes of the ITA.

6.2 Subject to the exercise by Parent of the Retraction Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the Parent Common Shares to which such holder is entitled and shall comply with section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Parent pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

6.3 Upon receipt by the Company of a Retraction Request, the Company shall immediately notify Parent thereof and shall provide to Parent a copy of the Retraction Request. In order to exercise the Retraction Call Right, Parent must notify the Company of its

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                                       12

     determination to do so (the "RETRACTION CALL NOTICE") within five Business Days of notification to Parent by the Company of the receipt by the Company of the Retraction Request. If Parent does not so notify the Company within such five Business Day period, the Company will notify the holder as soon as possible thereafter that Parent will not exercise the Retraction Call Right. If Parent delivers the Retraction Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Parent in accordance with the Retraction Call Right. In such event, the Company shall not redeem the Retracted Shares and Parent shall purchase from such holder and such holder shall sell to Parent on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the sum of: (i) the Retraction Price per share, and (ii) on the designated payment date therefor, to the extent not paid by the Company on or before the designated payment date therefor, any Dividend Amount. To the extent that Parent pays the Dividend Amount in respect of the Retracted Shares, the Company shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Parent has complied with section 6.4 hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. In the event that Parent does not deliver a Retraction Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Company shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Company or Parent, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, certificates representing the Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Company or Parent, as applicable, in an amount equal to declared and unpaid dividends or the aggregate Dividend Amount, as the case may be, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax pursuant to section 13.3, and such delivery of such certificates and cheques on behalf of the Company or by Parent, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive its proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4 hereof, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company or purchased by Parent shall thereafter be a holder of the Parent Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem Retracted Shares in accordance with section 6.2 of these share provisions on a PRO RATA basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7 and that Parent has not exercised the Retraction Call Right with respect to the Retracted Shares, the holder of such Retracted Shares not redeemed by the Company pursuant to section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to constitute notice by the holder to the Trustee instructing the Trustee to require Parent to, subject to applicable law, purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Parent to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent shall be deemed to have been revoked.

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                                       14

6.8 Parent shall have the right at its sole discretion to cause an Affiliate of Parent that is a wholly-owned entity disregarded for United States federal income tax purposes to exercise the Retraction Call Right in any circumstance in which Parent is entitled to exercise the Retraction Call Right, and in such event all references to Parent herein in respect of any such exercise of such right by any such Affiliate shall be read as a reference to such Affliate, as appropriate in the circumstances.

                                    ARTICLE 7
                REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY

7.1 Subject to applicable law, and provided Parent has not exercised the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares (other than any such shares then held by Parent or an Affiliate of Parent) for an amount per share equal to the sum of: (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Redemption Date (the "REDEMPTION PRICE"), which shall be satisfied in full by the Company causing to be delivered to each holder of Exchangeable Shares one Parent Common Share for each Exchangeable Share held by such holder, together with
     (ii) the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, less any amounts withheld on account of tax pursuant to section 13.3.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Company shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Parent under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of the redemption by the Company or the purchase by Parent under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Redemption Date and subject to the exercise by Parent of the Redemption Call Right, the Company shall pay or cause to be paid to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, less any amounts withheld on account of tax pursuant to section 13.3, upon presentation and surrender (at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice) of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Company and such additional documents, instruments and

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                                       15

     payments as the Transfer Agent and the Company may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by transferring or causing to be issued or transferred to each holder the Parent Common Shares to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Company for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company certificates representing Parent Common Shares (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Company payable at par at any branch of the bankers of the Company in payment of any such dividends, in each case, less any amounts withheld on account of tax pursuant to section 13.3. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Depositary named in such notice the total Redemption Price for and the full amount of such dividends on the Exchangeable Shares (except as otherwise provided in this section 7.3) so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, less any amounts withheld on account of tax pursuant to section 13.3, such Redemption Price to be held by the Depositary as trustee for and on behalf of, and for the use and benefit of, such holders. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares, without interest, and when received by the Depositary, all dividends and other distributions with respect to the Parent Common Shares to which such holder is entitled with a record date after the later of the date of such deposit and the Redemption Date and before the date of transfer of such Parent Common Shares to such holder (in each case less any amounts withheld on account of tax pursuant to section 13.3), without interest, against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them or the Depositary on their behalf.

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                                       16

                                    ARTICLE 8
                            PURCHASE FOR CANCELLATION

8.1 Subject to applicable law and notwithstanding section 8.2 hereof, the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares.

8.2 Subject to applicable law, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding. If in response to an invitation for tenders under the provisions of this section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be PRO RATA according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Company.

                                    ARTICLE 9
                                  VOTING RIGHTS

9.1 Except as required by applicable law and by article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the chairman of such meeting. At such adjourned

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                                       17

     meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11
           RECIPROCAL CHANGES, ETC. IN RESPECT OF PARENT COMMON SHARES

11.1 Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

     (a) issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares (i) who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan;

     (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

     (c) issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares:

          (i) shares or securities of Parent of any class other than Parent Common Shares (other than shares or securities convertible into or exchangeable for or carrying rights to acquire Parent Common Shares);

          (ii)   rights, options or warrants other than those referred to in section 11.1(b) above;

          (iii)  evidences of indebtedness of Parent; or

          (iv)   assets of Parent,

     unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by

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                                       18

     Parent in order to give effect to and consummate the transactions contemplated by, and in accordance with, the Combination Agreement.

11.2 Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement further provides, in part, that so long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

     (a) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares;

     (b) reduce, combine, consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

     (c) reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares,

     unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and consummate the transactions contemplated by, and in accordance with, the Combination Agreement. The Exchangeable Share Support Agreement further provides, in part, that the aforesaid provisions of the Exchangeable Share Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions.

11.3 If Parent, at any time after the date hereof, consummates any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom (such other person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of Parent are entitled to receive shares or other ownership interests in the capital of any corporation or other legal entity other than such other person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of Parent are entitled to receive an interest) is herein called the "PARENT SUCCESSOR") then, provided that the Parent Successor is bound, or has agreed to be bound, by the provisions of the Voting and Exchange Trust Agreement and Exchangeable Share Support Agreement and to assume the obligations of Parent thereunder to the satisfaction of the Board of Directors, all references in these share provisions to Parent Common Shares shall be deemed to be references to the shares of the Parent Successor which has assumed the obligations of Parent and all references to Parent shall be to Parent Successor, without amendment to these share provisions or any further action whatsoever. For greater certainty, if a transaction described in this section 11.3 results in holders of Exchangeable Shares being entitled to exchange their Exchangeable Shares for shares of a Parent Successor in a different ratio than that set out

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                                       19

     in these share provisions, then these share provisions shall be deemed to be amended to refer to such different ratio(s).

                                   ARTICLE 12
        ACTIONS BY THE COMPANY UNDER EXCHANGEABLE SHARE SUPPORT AGREEMENT

12.1 The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent and the Company with all provisions of the Exchangeable Share Support Agreement applicable to Parent and the Company, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.

12.2 The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchangeable Share Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Exchangeable Shares thereunder;

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Exchangeable Share Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Parent Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect

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                                       20

     to the voting rights, exchange right and automatic exchange rights thereunder) and the Retraction Call Right.

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Parent Call Right, in each case, in favour of Parent and in the case of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Parent as therein provided.

13.3 The Company, Parent, the Depositary and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Company, Parent, the Depositary or the Transfer Agent (i) is required to deduct and withhold with respect to such payment under the ITA, the United States INTERNAL REVENUE CODE OF 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended or succeeded; (ii) may be liable to pay in accordance with section 116 of the ITA or any corresponding provision of provincial laws; or (iii) may reasonably incur as costs or expenses in connection with such withholding. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided (in the case of amounts withheld under (i) or (ii) above) that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount to be withheld hereunder from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, Parent, the Depositary and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Company, Parent, the Depositary or the Transfer Agent, as the case may be, to enable it to effect such withholding in cash and the Company, Parent, the Depositary or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 14
                                     NOTICES

14.1 Any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or other distribution of the assets of the Company for the purpose of winding up its affairs or the retraction or

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                                       21

     redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

14.4 If the Company determines that mail service is or is threatened to be interrupted at the time when the Company is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Company shall, notwithstanding the provisions hereof, give such notice by means of publication in THE GLOBE AND MAIL, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

                                   ARTICLE 15
                 DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES

15.1 The Company shall be entitled to require any holder of an Exchangeable Share or any Person who the Company knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to who has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of the Company) under section 101 of the SECURITIES ACT (Ontario) or as would be required under the charter or certificate of incorporation of Parent or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States if the Exchangeable Shares were Parent Common Shares. Any holder of Exchangeable Shares who is or (after acquiring such shares) becomes a non-resident of Canada for purposes of the ITA shall be required to so notify the Company in writing as soon as practicable.

                                   ARTICLE 16
                              NO FRACTIONAL SHARES

16.1 A holder of Exchangeable Shares shall not be entitled to any fraction of a Parent Common Share upon the exchange or purchase of such holder's Exchangeable Shares

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                                       22

     pursuant to Articles 5, 6 or 7 and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Company or Parent as the case may be on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

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                                   SCHEDULE A

                              NOTICE OF RETRACTION

To: Delano Technology Corporation (the "Company"), [- ]. and divine, Inc. ("Parent").

This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Company represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Company that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Company redeem in accordance with section 6 of the Share Provisions:

     / / all share(s) represented by this certificate; or

     / / _____________share(s) only represented by this certificate.

The undersigned hereby notifies the Company that the Retraction Date shall be
________________________.

NOTE:     The Retraction Date must be a Business Day and must not be less than 7
Business Days nor more than 10 Business Days after the date upon which this notice is received by the Company. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 10th Business Day after the date on which this notice is received by the Company.

The undersigned acknowledges the overriding Retraction Call Right of Parent to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retractable Shares to Parent in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Article 6 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to Parent, may be revoked and withdrawn by the undersigned only by notice in writing given to the Company at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Company is unable to redeem all Retracted Shares, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) pursuant to which Parent will purchase the unredeemed Retracted Shares.

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                                        2

The undersigned hereby represents and warrants to Parent and the Company that the undersigned:

     / / is
     (select one)
     / / is not

a non-resident of Canada for purposes of the INCOME TAX ACT (Canada).

THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, DEDUCTION AND WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES, AND FURTHER THAT SOME OR ALL OF THE PARENT COMMON SHARES OTHERWISE RECEIVABLE BY THE UNDERSIGNED MAY BE SOLD AND THE PROCEEDS REMITTED TO THE CANADA CUSTOMS AND REVENUE AGENCY ON THE UNDERSIGNED'S ACCOUNT. IN SOME CASES, WITHHOLDING MAY BE REDUCED OR ELIMINATED IF THE NON-RESIDENT PRESENTS THE COMPANY WITH A CERTIFICATE FROM THE CANADA CUSTOMS AND REVENUE AGENCY UNDER SECTION 116 OF THE INCOME TAX ACT (CANADA) BEFORE THE RETRACTION DATE. NON-RESIDENTS OF CANADA SHOULD CONSULT THEIR CANADIAN TAX ADVISORS CONCERNING CANADIAN WITHHOLDING TAX AND THEIR OBLIGATIONS IN RESPECT THEREOF.

The undersigned hereby represents and warrants to Parent and the Company that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Parent or the Company, as the case may be, free and clear of all liens, claims and encumbrances.


--------         ----------------------------       ---------------------------
(Date)           (Signature of Shareholder)         (Guarantee of Signature)

/ / Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Company and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:     ______________________________

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered,Issued or Delivered (please print):

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                                        3

Street Address or P.O. Box:      ________________________________________

Signature of Shareholder:        ________________________________________

City, Province and Postal Code:  ________________________________________

Signature Guaranteed by:         ________________________________________

NOTE: If this notice of retraction is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Company represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Company, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

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                                        4

                                    EXHIBIT A

                               PLAN OF ARRANGEMENT